EDGAR FILING.NET, INC.

200 SE 1st Street

Suite 602

Miami, Florida 33131

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the stockholders of EDGAR Filing.net, Inc. (the “Company” or the “Registrant”) in connection with an amendment of the Company’s Articles of Incorporation to: (i) change the name of the Company to “EZ2 Companies, Inc.”; (ii) conduct a forward split of the Company’s common stock, par value $.001 per share (the “Common Stock”) on a six-for-one basis (the “Stock Split”); (iii) increase the Company’s authorized capital stock from 20,000,000 shares of capital stock to 105,000,000 shares of capital stock of which 100,000,000 shares will be common stock and 5,000,000 shares will be “blank check” preferred stock; and (iv) other amendments to the Company’s Articles of Incorporation and the adoption of the Company’s amended By-Laws. This Information Statement has been prepared by our management.

"We," "us," "our," the “Registrant” and the "Company" refer to EDGAR Filing.net, Inc., a Nevada corporation. The forward split of the Company’s Common Stock and the amendments to the Company’s Articles of Incorporation are sometimes referred to as the “Corporate Actions”.

STATEMENTS REGARDING FORWARD INFORMATION

This information statement and the documents incorporated in this document by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on the combined company’s financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

        the dependence on the timely development, introduction and customer acceptance of new technologies and services;

        the impact of competition on revenues and margins;

        rapidly changing technology and shifting demand requirements;

        other risks and uncertainties, including the impact of competitive services, products and prices, the unsettled condition in the internet and other high-technology industries and the ability to attract and retain key personnel; and

        other risk factors as may be detailed from time to time in the Company’s public announcements and filings with the Securities and Exchange Commission.

GENERAL

The Company was organized as EDGAR Filing.net, Inc. on May 28, 1999, under the laws of the State of Nevada to provide printing and filing support services for entities that are required to meet the reporting requirements of the Securities and Exchange Commission. The Company was engaged in sporadic business operations and was inactive for a period of time. Recently, the Company has sought partial operating businesses and/or business opportunities with the intent to engage in an acquisition or business combination with such businesses. We are deemed a development stage company.

On May 28, 2004, Midwest Merger Management, LLC, a Kentucky limited liability company (the “Seller”), which held 7,557,368 shares of our common stock, then representing approximately 70.32% of our outstanding common stock, sold 7,557,368 shares of the Company’s common stock to EZ2 Companies.com, Inc. (“EZ2”), for the purchase price of $155,560. A wire transfer for the purchase price was delivered to the Seller on the closing date. Therefore, as a result thereof, EZ2 acquired voting control of the Company on May 28, 2004 and became EGRF’s majority shareholder.

SUMMARY OF THE CORPORATE ACTIONS

On September 13, 2004, our Board of Directors, approved an amendment to the Company’s Articles of Incorporation which will, among other things, (i) affect a six for one stock split of the Company’s common stock (the “Stock Split”) (ii) change the name of the Company to “EZ2 Companies, Inc.”, (iii) increase the number of authorized shares of capital stock to 105,000,000, shares of which 100,000,000 shall be common stock and 5,000,000 shares shall be blank check preferred stock; and (iv) make certain other changes permitted by Nevada law (collectively, the “Charter Amendment”). Also on September 13, 2004, the Company’s Board of Directors approved a resolution to amend the Company’s By-Laws (the “Amended By-Laws”). The Charter Amendment and Amended By-Laws were approved by written consent of the shareholders holding approximately 79.73% of our outstanding Common Stock (the “Majority Shareholders”). Pursuant to Section 78.320 of the Nevada Revised Statues, the Charter Amendment is required to be approved by a majority of our stockholders. This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our stockholders at a special stockholders' meeting convened for the specific purpose of approving the Charter Amendment. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the Majority Shareholders. The elimination of the need for a special meeting of stockholders to approve the Exchange is made possible by Section 78.320 of the Nevada Revised Statues (“N.R.S.”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

The date on which this Information Statement was first sent to stockholders is on or about October 12, 2004 (the “Mailing Date”). Pursuant to Section 78.320 of the N.R.S., we are not required to provide notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. No additional action will be undertaken pursuant to such written consent. Stockholders of record on the Record Date who did not consent to the Exchange are not entitled to dissenter's rights under Nevada law. These rights are discussed in this Information Statement under “Dissenter’s Rights” on page 21 of this Information Statement.

The Charter Amendment and the Amended By-Laws will be effective twenty (20) days after this Information Statement is first mailed to our Stockholders. No further vote of our Stockholders is required.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

1SUMMARY OF THE ACTION TO BE TAKEN

The following is a brief summary of certain information contained elsewhere in this Information Statement. This summary is not intended to be complete and reference is made to the more detailed information contained in this Information Statement and in the Exhibits to it for a complete statement of the matters discussed below. You are urged to read this Information Statement and the Exhibits in their entirety.

Stock Split Six shares of newly issued EGRF common stock, par value $.001 per share, issued for each share of EGRF Common Stock presently issued and outstanding. Upon completion of the Stock Split, the Company will have 82,250,000 shares of Common Stock issued and outstanding.

Charter Amendment Upon amendment of EGRF’s Articles of Incorporation, the Stock Split will become effective, the name of EGRF will be changed to EZ2 Companies, Inc., the number of authorized shares of EGRF’s common stock will be increased from 20,000,000 to 105,000,000 of which 100,000,000 shares will be common stock and 5,000,000 shares will be "blank check" preferred stock with the authority of the Company’s Board of Directors to set the rights and preferences of the preferred stock without further stockholder action.

Adoption of By-Laws On September 13, 2004, our Board of Directors and Majority Shareholders approved the adoption of new By-Laws of the Company. The Amended By-Laws will become effective twenty (20) days after the mailing of this Information Statement.

Ratifying Management’s

Actions The acts and actions of management since the last annual meeting of shareholders of the Company will be ratified.

QUESTIONS AND ANSWERS ABOUT THE AMENDMENT

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Charter Amendment even though your vote is neither required nor requested for the Charter Amendment to become effective.

Q. What will I receive if the Charter Amendment is completed?

A. Nothing.  The Charter Amendment will only modify the Company’s Articles of Incorporation.

Q. When do you expect the Amendment to become effective?

A. The Charter Amendment will become effective upon the filing of the Amendment with the Nevada Secretary of State. The Amended By-Laws will become effective twenty (20) days following the mailing of this information statement. A copy of the form of Charter Amendment is attached to this information statement as Exhibit A. We expect to file the Amendment with the Nevada Secretary of State no less than 20 days after this information statement has been sent to you.

Q. Why am I not being asked to vote?

A. The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Charter Amendment pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A. Nothing.  This information statement is purely for your information and does not require or request you to do anything.

Q. Whom can I call with questions?

A. If you have any questions about any of the actions to be taken by the Company, please contact the Company at (305) 577-5990.

QUESTIONS AND ANSWERS ABOUT THE STOCK SPLIT

Q: What is the stock split?

A: Upon consummation of the stock split, each shareholder will receive six shares of the Company’s Common Stock for every share of Common Stock held on the Record Date.

Q: What will the Company’s shareholders receive?

A; The Company’s shareholders will not be required to take any action in regard to the Stock Split. Upon consummation of the Stock Split, the Company’s shareholders will be entitled, but not required, to return their certificates of Common Stock for replacement stock certificates, representing the shares issued to the Company’s shareholders in accordance with the Stock Split.

Q: What do I need to do now?

A: Nothing. This information statement is purely for your information and does not require or request you to do anything.

Q: Am I entitled to dissenters’ or appraisal rights?

A: Under Nevada law, holders of the Company’s common stock are not entitled to dissenters’ or appraisal rights.

Q: Whom should I call with questions?

A: If you have any questions about any of the actions to be taken by the Company, please contact the Company at (305) 577-5990.

You may also obtain additional information about the Company’s from documents we file with the Securities and Exchange Commission.

1ACTIONS BY THE BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDERS

In accordance with Section 78.320 of the Nevada Revised Statutes the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the Majority Stockholder.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

On September 13, 2004, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved, and recommended that the stockholders of the Company approve the Charter Amendment. The Charter Amendment is reflected in the Form of Certificate of Amendment to Articles of Incorporation, which is attached hereto as Exhibit A, and incorporated herein by reference. The authorization of the forward stock split and additional shares of Common Stock and Preferred Stock will allow the Company to proceed with potential equity financings, which are under negotiation as of the date hereof. At this stage of negotiation, the Company does not know (i) whether such equity financings may require the issuance of Common Stock, Preferred Stock or both or (ii) the aggregate number of shares such equity financings may require. In addition, the authorization of additional shares of Common Stock and Preferred Stock, and the authorization of the Board of Directors to create and issue various series of Preferred Stock without additional stockholder approval, will provide the Company the flexibility to seek additional capital through equity financings in a competitive environment from time to time in the future and to use equity, rather than cash, to complete acquisitions, from time to time in the future. As of the date hereof, the Company has no commitments, arrangements or understandings with respect to the issuance of the additional Common Stock or Preferred Stock it is seeking to authorize. The Company has no understandings or agreements at this time with regard to any acquisitions.

(A) The Company believes that its relatively small number of stockholders and the intermittent trading in the Company’s Common Stock have resulted in a share price that may discourage trading and investment in the Company. It further believes that a forward stock split may help alleviate this problem and may put the Company in a better position to raise capital. Accordingly, the Board of Directors has adopted a resolution approving a proposal to amend the Company’s Articles of Incorporation to affect a forward stock split on a six-for-one basis (the “Stock Split”).

In the Stock Split, each share of Common Stock will automatically be converted into six shares of the Company’s Common Stock, without any action on the part of the Shareholders. The stock split will become effective on the date that the Charter Amendment is filed with the Secretary of State of Nevada.

(B) Increase in Authorized Common Stock of the Company. The Company's Certificate of Incorporation currently authorizes the Company to issue up to 20,000,000 shares of Common Stock. As of September 1, 2004, Company records indicate that the Company had issued and outstanding 15,750,000 shares of Common Stock, 2,000,000 shares were reserved for issuance for the Company’s outstanding stock option plan. As a result, the number of authorized, non-designated shares of Common Stock available for issuance by the Company in the future has been reduced, and the Company's flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of Common Stock has been severely diminished. The proposed increase of authorized shares will improve the Company's flexibility to take such actions.

(C) Authorization of "Blank Check" Preferred Stock. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the Board of Directors of a company. Upon the effectiveness of the Charter Amendment, the Board of Directors of the Company will be entitled to authorize the designation and issuance of up to 5,000,000 shares of Preferred Stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Company's Board of Directors, with no further authorization by stockholders required for the creation and issuance thereof. When required by law and in accordance with the provisions of Section 78.195 of the Nevada Revised Statutes, the Board of Directors of the Company shall have the express authority to execute, acknowledge and file a certificate of designations setting forth, any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the preferred stock. The Board of Directors believes that having such blank check preferred stock available for, among other things, proposed financing transactions, as well as possible issuances in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or businesses, and otherwise, is in the best interest of the Company and its stockholders.

If the Company issues Preferred Stock, such Preferred Stock will include certain designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, any of which may dilute the voting power and economic interest of the holders of the Common Stock. For example, in a liquidation, the holders of the Preferred Stock may be entitled to receive a certain amount per share of Preferred Stock before the holders of the Common Stock receive any distribution. In addition, the holders of Preferred Stock may be entitled to a certain number of votes per share of Preferred Stock and such votes may dilute the voting rights of the holders of Common Stock when the Company seeks to take corporate action. Furthermore, Preferred Stock could be issued with certain preferences over the holders of Common Stock with respect to dividends or the power to approve the declaration of a dividend.  The aforementioned are only examples of how shares of Preferred Stock, if issued, could dilute the interests of the holders of Common Stock.

ADOPTION OF AMENDED BY-LAWS

On September 13, 2004, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved, and recommended that the stockholders of the Company approve the Amended By-Laws. The Amended By-Laws are reflected in the Form of Amended By-Laws, which is attached hereto as Exhibit B and incorporated herein by reference. The Company believes the Amended By-Laws are in the best interests of the Company as, among other items, as they provide for the designation of certain committees recommended by the Sarbanes-Oxley Act of 2002. Specifically, the Amended By-Laws provide for the creation of Executive, Audit, Ethics, Compensation and Corporate Governance Committees. In addition, the Amended By-Laws amend the Company’s original by-law provisions regarding the indemnification of officers and directors of the Company. The Company’s original by-laws are attached as an Exhibit to its Form 10-SB, filed with the Securities and Exchange Commission on February 11, 2000 and incorporated herein by reference.

The Board of Directors believes the Amended By-Laws are desirable so that the Company might be more attractive to investors and so that it can continue to attract and retain qualified, responsible individuals to serve as its officers and directors. The Company has not received notice of any potential claim against an officer or director of the Company to which the protections and benefits of the Amended By-Laws might apply. Moreover, these provisions have not been incorporated in response to any resignation, threat of resignation or refusal to serve on the part of any director or potential director.

Approval by Stockholders As of September 1, 2004, the Company had 15,750,000 shares of its Common Stock issued and outstanding. As of this same date, stockholders representing 12,557,368 shares of Common Stock, or approximately 79.73% of the issued and outstanding shares of Common Stock, approved the proposals to amend the Company's Certificate of Incorporation to: (i) affect a forward split of the Company’s common stock on a six for one basis; (ii) increase the number of authorized shares of Common Stock of the Company to 100,000,000 shares from 20,000,000 shares; and (iii) authorize a class of blank check Preferred Stock, par value $.001, of the Company, consisting of 5,000,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company's Board of Directors from time to time The full text of the Charter Amendment is reflected in the Form of Charter Amendment which is attached as Exhibit A to this Information Statement. Pursuant to the provisions of Nevada law and the Company's Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Charter Amendment by written consent in lieu of a meeting, provided that prompt notice of such action is given to the other stockholders. Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action; that is, approximately November 1, 2004. This notice, which is being sent to all holders of record on September 1, 2004 (the “Record Date”), is intended to serve as such notice under Nevada law and as the information statement required by the Exchange Act.

The Company anticipates that the Charter Amendment and the Amended By-Laws will be effective twenty (20) days after the mailing of this Information Statement; that is, it will be effective on approximately November 1, 2004, or shortly thereafter.

THE CHARTER AMENDMENT AND THE AMENDED BY-LAWS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE CHARTER AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT THAT WILL OCCUR IF THE AMENDMENTS ARE COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

DESCRIPTION OF SECURITIES

DESCRIPTION OF COMMON STOCK

Number of Authorized and Outstanding Shares. After adoption of the Charter Amendment, the Company's Certificate of Incorporation will authorize the issuance of 100,000,000 shares of Common Stock, $.001 par value per share, of which 15,750,000 shares were outstanding on September 1, 2004. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all stockholders.

Other. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The Company's transfer agent for its Common Stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, (702) 361-3633.

DESCRIPTION OF PREFERRED STOCK

Number of Authorized Shares. After adoption of the Charter Amendment, the Company's Certificate of Incorporation will authorize the issuance of up to 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock") in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Company's Board of Directors, with no further authorization by stockholders required for the creation and issuance thereof. Shares of Preferred Stock will be registered on the books of the Company. The Company currently anticipates that the Preferred Stock will not be registered with the SEC pursuant to the Exchange Act. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws.

OUR BUSINESS

EDGAR Filing.net, Inc., a Nevada corporation (“EGRF”) was incorporated on May 28, 1999.

On May 9, 2002, sellers holding a majority of the Company’s Common Stock representing approximately 89% of the issued and outstanding Common Stock sold 6,837,615 shares to Midwest Merger Management, LLC, a Kentucky limited liability company (“Midwest”). On May 28, 2004, Midwest sold 7,557,368 shares of Common stock, representing approximately 70.32% of the issued and outstanding shares of Common Stock to EZ2 Companies.com, Inc., a Florida corporation (“EZ2”).

From inception through April 19, 2002, the Company sought to become engaged in providing electronic filing services for clients that need to electronically file prospectuses, registration statements, and other documents pursuant to federal securities laws with the Securities and Exchange Commission (the "SEC") via the SEC’s electronic data gathering system entitled Electronic Data Gathering Analysis and Retrieval ("EDGAR"). On April 19, 2002, six shareholders owning 6,837,615 of the 7,686,125 issued and outstanding shares of common stock of the Company entered into a stock purchase agreement (the "Agreement") with Midwest Merger Management, LLC, a then non-affiliated privately owned Kentucky limited liability company ("Midwest"). In contemplation of the stock sale, the selling shareholders arranged for the termination of the Company’s failing electronic filing services business. As of the date of the Agreement, and for five years prior thereto, Midwest was engaged in the business of identifying, acquiring and financing business operations.

Since April 19, 2002, the Company has not had any revenue from operations and has been principally engaged in seeking to consummate a business combination with a profitable privately owned company. Accordingly, the Company may have been deemed to be a blank check company. As defined in Section 7(b)(3) of the Securities Act of 1933, as amended (the “Securities Act ”), a "blank check" company is an entity that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or an acquisition with an unidentified company or companies and is issuing "penny stock" securities as defined in Rule 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC and many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies.

On August, 31 2004, the Company announced that it had adopted the business plan of EZ2 Companies.com, Inc. (“EZ2”). EZ2 is an e-commerce service, which has provided and operated several Internet portals since 2002. EZ2 develops and operates e-commerce applications allowing customers to search, contact and transact online. EZ2 is based in Miami, Florida and employs programmers, sales agents and administrative personnel. EZ2’s current portals consist of the following:

www.ez2rent.com is a fully integrated e-commerce portal that offers the online selection of items and services available for renting and leasing. ez2rent.comTM provides aggressive advertising exposure by concentrating on exposure items such as national billboards, direct mail, banner advertisements with major Internet sites and search engines, and traditional mass media. Users can select to advertise either by purchasing a listing for a fixed monthly amount or by opening an account and only pay when visitors click on their advertisement.

ez2mortgage.comTM will attempt to provide the convenience of submitting a three-minute electronic loan application via the Internet with a network of lenders; access to custom tailored loans using a service that is free and easy to use. EZ2 will attempt to meet individual loan needs by having financial institutions bid for loan applications, 24 hours a day, 7 days a week.

www.ez2vacation.com will provide an advanced online travel resource with reservations for flights, holidays, hotels, car rental and specialist travel products. Reservations will be provided by a team of travel experts and cover an extensive range of destinations and a selection of two million discounted fares from over 120 airlines, accommodations with over 20,000 hotels across the globe and arrange car rental hire with premium car companies. EZ2’s revenues are generated from commissions from the service providers.

www.ez2date.com is an online dating portal, which will offer an online dating and meeting place for singles and/or couples looking to connect with new friends. The Company expects EZ2date.com to be fully operational by the end of 2004. The Registrant hopes to generate revenues by selling user membership fees.

www.ez2ask.com is a functional search engine, allowing users to search the Internet by searching other search engine results and ranking those results. In addition the site allows site snapshots of results to be displayed among the search results. The Registrant hopes to generate revenues by selling advertisement fees.

Contact Information

Our principal executive offices are located at 200 SE 1st Street Suite 602 Miami, FL 33131. Our telephone number is (305) 577-5990.

OUTSTANDING VOTING STOCK OF EGRF

As of September 1, 2004, there were 15,750,000 shares of our common stock outstanding, which constitutes the sole class of our voting securities. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. The following table sets forth common stock ownership information as of the Record Date with respect to:

*each person known to us to be the beneficial owner of more than 5% of our common stock;

*each of our directors; and

*all of our directors and executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from the Record Date, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our voting securities beneficially owned by them.

Name of Beneficial Owner

Shares Beneficially Owned

Percent Owned

EZ2 Companies.com, Inc.	7,557,368	47.98%
Allan Marshall	1,000,000	6.35%
Robert Weidenbaum	1,000,000	6.35%
Adam Marshall	1,000,000	6.35%
Otto Bethlen	0	12.69%*
John S. Flynn	0	0.00%
Matthew Young	0	0.00%
All officers and directors as a group	0	12.69%*

RISK FACTORS

It Is Difficult to Evaluate the Registrant’s Business and Prospects Because It Does Not Have Any Operating History

Although the Registrant was formed in 1999, it has yet to generate any revenue from operations and is still in the development stage. The Registrant’s short existence, coupled with its inability to transition out of the development stage, and its lack of working capital, makes it difficult to evaluate the Registrant’s current business and prospects or to accurately predict its future revenue or results of operations. The Registrant’s revenue and income potential continue to be unproven, and its business model is evolving. Because of the rapidly changing nature of Internet commerce and computer software, the Registrant may need to modify its business model to adapt to these changes. Accordingly, the Registrant is subject to all of the risks, uncertainties, expenses and difficulties frequently encountered by companies seeking to break into a difficult-to-penetrate and rapidly changing industry segment.

The Registrant May Never Earn a Profit

As a company that has yet to commence operations with an unproven business model, the Registrant may continue to be unprofitable. At the period ending June 30, 2004, the Registrant had total assets of $96,250, shareholders' equity of $28,424 and had generated net losses of $64,003 for the six month period ending June 30, 2004. The Registrant continues to experience losses and is economically and financially dependent upon the implementation of its business plan and the commencement of revenues from operations.

The Registrant expects that its losses and negative cash flow to continue for the foreseeable future. The Registrant anticipates that its losses will increase significantly from current levels because it plans to significantly increase its expenditures for sales and marketing of its internet portals and related services. With increased expenses, the Registrant will need to generate significant revenue to achieve profitability. Consequently, it is possible that the Registrant may never achieve profitability, and even if it does achieve profitability, it may not sustain or increase profitability on a quarterly or annual basis in the future. The inability to become profitable may result in the Registrant being required to file for protection under the federal bankruptcy laws.

The Registrant is Undercapitalized, its Business Model is Unproven and it May Be Unable to Continue its Business

If the Registrant is to survive, it will need to start generating revenue from operations within four months from the date of this Information Statement. The continued conduct of operations beyond four months will require the Registrant to raise additional capital. Since any such additional financing will probably be private and involve restricted (i.e., unregistered) securities, there can be little assurance that the Registrant will be successful is raising any additional capital. In addition, if the Registrant raises additional funds through the issuance of equity securities, its stockholders will likely experience dilution of their ownership interest, and the newly issued securities may have rights superior to those of the shares held by present stockholders. If the Registrant raises additional funds by issuing debt, it may be subject to limitations on its operations, including limitations on the payment of dividends.

The Registrant expects that its losses and negative cash flow to continue for the foreseeable future. The Registrant anticipates that its losses will increase significantly from current levels because it plans to significantly increase its expenditures for sales and marketing of its products. With increased expenses, the Registrant will need to generate significant revenue to achieve profitability. Consequently, it is possible that the Registrant may never achieve profitability, and even if it does achieve profitability, it may not sustain or increase profitability on a quarterly or annual basis in the future. The inability to become profitable may result in the Registrant being required to file for protection under the federal bankruptcy laws.

The Registrant’s Business Model is Incomplete

Because of the Registrant’s lack of revenues from operations, it has insufficient financial data on which to forecast the volume and timing of orders, revenues, anticipated revenue trends or even its operating expenses. This failure is compounded by the fact that a high percentage of the Registrant’s current expenses are fixed in the short term.

The Registrant is Dependent Upon Its Executive Officers and Directors

The Registrant’s success is dependent on the efforts and abilities of its officers and directors. The Registrant currently does not have employment agreements with its executive officers. Therefore, there can be no assurances that the Company will be able to retain its current officers and directors. The loss of the services of any of these individuals could materially and adversely affect the development of the Registrant’s business plan.

The Registrant’s ability to attract and retain qualified technical, marketing and management personnel is critical to its operations. While management believes it will be able to attract and retain sufficient professional employees to meet its needs, there can be no assurance that management is correct. If Registrant is unable to employ the qualified employees needed, the Registrant may fail and may be required to file for protection under the federal bankruptcy laws.

The Registrant’s Business is Subject to Credit Card Fraud

A failure to adequately control fraudulent credit card transactions would harm the Registrant’s sales and future results of operations because it do not carry insurance against this risk. Under current credit card practices, the Registrant is liable for fraudulent credit card transactions because it does not obtain a cardholder’s signature. Although the Registrant currently has not yet experienced losses from credit card fraud, it faces the risk of significant losses from this fraud as its sales develop and increase. If the Registrant fails to adequately control fraudulent credit card transactions, any collections it is able to generate would be offset by the amount of such fraud. Rampant credit card fraud could jeopardize the Registrant’s ability to remain in business.

There May Be No Market for the Registrant’s Business Plan

The Registrant’s financial performance will be entirely dependent upon market acceptance of its e-commerce service, particularly its Internet websites and portals which will require substantial marketing efforts and the expenditure of significant funds. There can be no assurance that the Registrant’s marketing program, when finally developed and employed, will ever be successful.

In order to initiate sales, the Registrant intends to aggressively market its websites and services. The Registrant also intends to create online communities that are conducive to electronic commerce, build or license a sufficiently robust and scalable electronic commerce platform and develop an order fulfillment capability. If we are not successful in meeting these challenges, our growth will be limited and our business will be severely and adversely affected.

The Registrant’s Business is Subject to Security Breaches

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks, and any failure to prevent security breaches could harm our business. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. Any compromise of our security could harm our reputation and expose us to a risk of loss or litigation and possible liability and, therefore, harm our business. In addition, a party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches could damage our reputation.

The Registrant Has Never Paid Dividends on Common Stock

The Registrant has never paid dividends on its Common Stock since its inception and does not intend to pay any dividends for the foreseeable future. No assurance can be given that the Registrant will pay dividends at any time. The Registrant presently intends to retain future earnings, if any, for financing its growth and expansion.

The Registrant’s Limited Intellectual Property Protection May Subject it to the Risk of Litigation

The Registrant regards its products as proprietary. However, and in the Registrant’s highly competitive industry segment, technology developers such as the Registrant may increasingly become subject to infringement claims. There can be no assurance that the application of existing law will provide sufficient protection from misappropriation or infringement of the Registrant’s intellectual property rights. It is also possible that third parties will obtain and use the Registrant’s content or technology without authorization. Any claims or litigation, with or without merit, could be costly and could result in a diversion of management’s attention, which settlement of such claims or adverse determinations in such litigation could have a material adverse effect on the Registrant’s operating results and financial condition.

The Registrant is Dependent Upon Proprietary Technology

The Registrant’s business is dependent upon its software technology. The Registrant is aware of various patents that have been issued to others that pertain to a portion of the Registrant's proposed business. Accordingly, there can be no assurance that existing or pending patents do not contain preclusive or conflicting claims with respect to the technology or future products of the Registrant. In addition, the Registrant’s commercialization of the technology may require licensing and/or cross-licensing of one or more patents with other companies in the industry. There can be no assurance that the licenses that might be required for the Registrant's processes or products would be available on commercially acceptable terms, if at all.

Competitors may have applications for additional patents pending and may obtain additional patents and proprietary rights related to products or processes competitive with or similar to those of the Registrant. Patent applications are maintained in secrecy for a period after filing and, in the United States, patent applications are ordinarily confidential until the patent is issued and can be maintained confidential until issued under certain circumstances. Publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries and the filing of related patent applications. The Registrant may not be aware of all of the patents potentially adverse to the Registrant's interests that may have been issued to other companies, research or academic institutions, or others. No assurance can be given that such patents do not exist, have not been filed, or could not be filed or issued, which contain claims relating to the Registrant's technology, products or processes.

The Registrant is Subject to the Uncertainty of Intellectual Property Rights

The Registrant’s breach of an existing license or failure to obtain a license to technology required to commercialize its product candidates may have a material adverse effect on the Registrant's business, financial condition and results of operations. Litigation, which could result in substantial costs to the Registrant, may also be necessary to enforce any patents issued to the Registrant or to determine the scope and validity of third party proprietary rights. If competitors of the Registrant prepare and file patent applications in the United States that claim technology also claimed by the Registrant, the Registrant may have to participate in interference proceedings declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial cost to the Registrant, even if the eventual outcome is favorable to the Registrant. An adverse outcome could subject the Registrant to significant liabilities to third parties and require the Registrant to cease using such technology.

There can be no assurance that current and potential competitors and other third parties have not filed or in the future will not file applications for, or have not received or in the future will not receive, patents or obtain additional proprietary rights relating to products or processes used or proposed to be used by the Registrant. Many non-United States jurisdictions allow oppositions by third parties to granted patents and/or issued patents. The Registrant may have to participate in opposition proceedings in non-United States jurisdictions to prevent a third party from obtaining a patent that may be adverse to the Registrant's interests. Also, the Registrant may have to defend against a third party's opposition to a patent granted and/or issued to the Registrant. There can be no assurance that the Registrant will be successful in an opposition proceeding, and participation in such a proceeding could result in substantial cost to the Registrant whether or not the eventual outcome is favorable to the Registrant. Moreover, there is certain subject matter which is patentable in the United States and not generally patentable outside of the United States and this may limit the protection the Registrant can obtain on some of its inventions outside of the United States. For example, the scope of protection for software-based inventions varies from country to country. These and/or other issues may prevent the Registrant from obtaining meaningful patent protection outside of the United States, which could have a material adverse effect on the Registrant's business, financial condition and results of operations.

Conducting an Internet Based Business May Subject the Registrant to Litigation Risks

The Registrant may be sued for information disseminated on the Internet, including claims for defamation, negligence, copyright or trademark infringement, personal injury or other legal theories relating to the information the Registrant publishes through its services. These types of claims have been brought, sometimes successfully, against online services as well as other print publications in the past. The Registrant could also be subjected to claims based upon the content that is accessible from its system through links to other web sites or through content and materials that may be posted by users in chat rooms. While no such policy presently exists, the Registrant intends to maintain Errors and Omission insurance for its programming, and general liability insurance for its other activities, but it is impossible to determine definitively if the Registrant will have adequate protection against these types of claims. The Registrant intends to investigate, but as of the date of this Information Statement has not implemented, the availability of specialty “cyber” insurance, which is a newly created type of policy which may offer risk protection for certain aspects of the Registrant’s activities.

To the extent that the Registrant engages in or facilitates e-commerce activities, The Registrant may also incur potential liability for services sold over the Internet. Consumers may sue The Registrant, for instance, if any of the information it provides is inaccurate and as a result, causes financial harm to a user. Such claims could require The Registrant to spend significant time and money in litigation or to pay significant damages. As a result, any such claims, whether or not successful, could seriously damage the Registrant’s reputation and its business.

Conducting an Internet Based Business May Subject The Registrant to Security Risks

Internet security concerns could hinder the Registrant’s development of revenue from e-commerce activities. The need to securely transmit confidential information over the Internet has been a significant barrier to electronic commerce and communications over the Internet. Any well-publicized compromise of security could deter people from using the Internet or using it to conduct transactions that involve transmitting confidential information. The Registrant may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches.

In addition, third parties may misappropriate personal information about the Registrant’s potential users. If third parties were able to penetrate the Registrant’s network security or otherwise misappropriate the Registrant’s users’ personal information or credit card information, the Registrant could be subject to liability. The Registrant’s liability could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. Liability could also include claims for other misuses of personal information, such as for unauthorized marketing purposes. These claims could result in litigation. In addition, the Federal Trade Commission and state agencies have been investigating certain Internet companies regarding their use of personal information. The Registrant would incur additional expenses if new regulations regarding the use of personal information are introduced or if Registrant’s privacy practices are investigated.

Registrant’s Business is Both Highly Competitive and Subject to Rapid Technological Change

The Registrant competes against a number of companies, many of which have longer operating histories, established markets and far greater financial, advertising, research and development, manufacturing, marketing, personnel and other resources than the Registrant currently has or may reasonably be expected to have in the foreseeable future. This competition may have an adverse effect on the ability of the Registrant to expand its operations or to operate profitably. The software industry in general, and the encrypted software segment in particular, is highly competitive and characterized by rapid technological change. The Registrant’s future performance will depend in large part upon its ability to become and remain competitive and to develop, manufacture and market acceptable products in these markets. Competitive pressures may necessitate price reductions, which can adversely affect any revenues and profits. If the Registrant is not competitive in its ongoing research and development efforts, its products and services may become obsolete, or be priced above competitive levels. Although management believes that, based upon their performance and price, the Registrant's services are attractive to customers, there can be no assurance that competitors will not introduce comparable or technologically superior products, which are priced more favorably than the Registrant's products and services.

The Authorization and Issuance of Blank-Check Preferred stock May Prevent or Discourage a Change in the Registrant’s Management.

The Registrant’s amended articles of incorporation will authorize the board of directors to issue preferred stock without stockholder approval having terms, conditions, rights, preferences and designations as the board may determine. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of the Registrant’s outstanding common stock.

The Difficulty in Acquiring the Registrant Could Depress Its Stock Price.

Nevada corporate law and our amended articles of incorporation and amended by-laws will contain provisions that could delay, defer or prevent a change in control of the Registrant’s company or our management. These provisions could discourage information contests and make it more difficult for stockholders to elect director and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of the Registrant’s common stock. Without prior stockholder approval, the board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and inference of that preferred stock.

The Penny Stock Rules May Have an Adverse Effect Upon Liquidity of the Registrant’s Shares

If the shares of the common stock are listed on The NASDAQ Stock Market or certain other national securities exchanges and the price thereof is below $5.00, then subsequent purchases of such securities will be subject to the requirements of the penny stock rules absent the availability of another exemption. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on The NASDAQ Stock Market). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document required by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

The Liability of the Registrant’s Directors' May be Limited under Nevada Law

Pursuant to Article V of the Registrant's By-Laws and under the provisions of Nevada law, directors of the Registrant are not liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Nevada law or any transaction in which a director has derived an improper personal benefit.

The Registrant Does Not Carry Any Key Man Insurance

The Registrant presently has no key man life insurance policies. As soon as practicable following the commencement of profitable operations, of which there can be no assurance, the Registrant intends to purchase key man life insurance on the life of its founder and principal executive officers, Otto Bethlen. Upon purchase of such insurance, the Registrant intends to pay the premiums and be the sole beneficiary. The lack of such insurance may have a material adverse effect upon the Registrant's business.

Lack of Profitability

The Registrant currently operates at a loss. No assurance can be given that the Registrant will achieve sufficient revenues for profitability. We believe that we will continue to incur operating and net losses for at least the foreseeable future. The rate at which we will incur losses is expected to increase from current levels for a period when we intend to increase our costs and expenses. Even if the Registrant attains profitability, there is no assurance that it can sustain or increase profitability on a quarterly or annual basis in the future. If revenues grow slower than anticipated, or if operating expenses exceed expectations or cannot be adjusted accordingly, the Registrant’s business, results of operations and financial condition will be materially and adversely affected.

Additional Capital Requirements

The Registrant’s need for capital during the twelve months or more subsequent to the offering will vary based upon a number of factors, including the rate at which demand for its products and service expands, the level of sales and marketing activities for its service, and the level of effort needed to develop and commercialize additional applications. In addition, the Registrant’s business plans may change or unforeseen events may occur which require the Registrant to raise additional funds.

Additional funds may not be available on terms acceptable to the Registrant when it needs such funds. The unavailability of additional funds when needed could have a material adverse effect on the Registrant. If adequate funds are not available to satisfy short-term or long-term requirements, management will be required to consider a variety of other options including seeking joint venture partners, selling or licensing all or a portion of the Registrant’s proprietary technology, curtailing the development and growth of the services the Registrant offers, as well as other cost cutting actions, including suspending all or a portion of the Registrant’s activities.

Dependence on Executive Officers and Directors

The Registrant’s success is dependent on the efforts and abilities of its officers and directors. The Registrant currently does not have employment agreements with its executive officers. The loss of the services of any of these individuals could materially and adversely affect the development of the Registrant’s business plan.

The Registrant’s ability to attract and retain qualified marketing and management personnel is critical to its operations. While management believes it will be able to attract and retain sufficient professional employees to meet its needs, there can be no assurance that management is correct. If the Registrant is unable to employ the qualified employees needed, then its business would be materially and adversely affected.

Competition

The Registrant expects to compete with other companies engaged in the Internet and e-commerce industries. Competitors in this industry could have more personnel and greater financial and other resources than the Registrant. The Registrant may also compete directly with firms that have much longer operating histories, greater size, more substantial marketing organizations and established distribution channels that are better situated in the market. The Registrant does not yet have an established customer base and will likely encounter a high degree of competition in developing one. One or more competitors could use their resources to improve their current services or to develop new services that may compete more effectively. New competitors may arise and may develop services, which compete with the Registrant. In addition, new technologies may arise which could lower or eliminate the demand for the Registrant’s services or make them obsolete. Recognizing these factors, the Registrant intends to attempt to form marketing and distribution alliances with established marketing and distribution firms for its services. No assurance can be given that such relationships can be established or maintained.

Control by Board of Directors and Management

The Registrant’s shareholders will not have substantial participation in the Registrant’s management. Rather, they must rely on the Registrant’s management and the expertise provided by the Registrant’s Board of Directors.

Dependence on Emerging Markets

All of the Registrant’s revenue will be directly connected to the exploitation of the Registrant’s business plan. The Registrant’s success will depend, in large part, upon the development and expansion of this business plan, the growth and development of which cannot be predicted with any certainty and which is subject to, among other things, ongoing technological developments and regulatory and access issues. The Registrant cannot predict the size of the market or the rate at which the market will grow.

Dependence Upon Third Party Relationships

The Registrant will be dependent on various third parties for software and related services. As a result, the Registrant’s ability to deliver various services to its potential users may be adversely affected by the failure of these third parties to provide reliable software, equipment and related services to the Registrant. In addition, there can be no assurance that the Registrant will be successful in establishing and maintaining such relationships with those entities on terms favorable to the Registrant.

Risks Associated with Technological Change

The market in which the Registrant will compete is characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, introductions and enhancements, and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and e-commerce. Accordingly, the Registrant’s future success will depend on its ability to adapt to rapidly changing technologies, its ability to adapt its services to meet evolving industry standards and its ability to continually improve the performance, features and reliability of the Registrant’s web sites in response to both changing customer demands and competitive product and service offerings. The Registrant’s failure to successfully adapt to such changes in a timely manner could have a material adverse effect on the Registrant’s business, results of operations and financial condition.

Government Regulation

Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The law of the Internet remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing privacy; libel and taxation apply to our services. The rapid growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption or modification of laws or regulations relating to the Internet business could result in a decrease in demand for our services.

Growth of Internet Usage

The Registrant’s future e-commerce revenues and profits, if any, substantially depend upon the widespread acceptance and use of the Internet as an effective medium of business and communication by our targeted customers. Rapid growth in the use of and interest in the Internet has occurred only recently. As a result, acceptance and use may not continue to develop at historical rates, and a sufficiently broad base of consumers may not adopt, and continue to use, the Internet and other online services as a medium of commerce. In addition, the Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. The Registrant’s success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services.

Management of THE COMPANY

The current directors and executive officers of the Registrant are set forth below:

Name Age Position

Otto Bethlen 33 President, CEO, CFO, Director

John S. Flynn 39 Director

Matthew Young 42 Secretary, Director

Otto Bethlen, President, Chief Executive Officer, Chief Financial Officer, Director: Mr. Bethlen is the founder of EZ2 Companies.com, Inc., and has served as its principal officer since November 2002. Prior thereto and from 2000 until November 2002, he served as the Chief Financial Officer of C&C Concrete Pumping, a concrete pumping rental company with over $20 million in annual sales. From 1998 to 2000, Mr. Bethlen managed BP Capital Inc., an investment management company, specializing in equipment and mortgage financing and investments in new developments. Prior thereto and from 1994 to 1998, Mr. Bethlen managed several divisions for Investiones in Materiale de Constructiones owned and operated by the Kadar family, in that capacity, Mr. Bethlen led several successful takeovers of formerly government owned and operated companies during the privatization efforts of the Eastern block nations .

John S. Flynn, Director: Mr. Flynn was the President and Chief Financial Officer of Segmentz, Inc. a regional logistics provider, which he guided to the American Stock Exchange in three years from startup. Prior thereto, Mr. Flynn served as President of Corporate Computing, Inc., a New York based computer service company, on an interim basis, from 2000 until he joined Segmentz. From January 1994 through November 1998, Mr. Flynn was the Chairman and co-founder of Remote Lojix, a New York based computer service company, which was sold to Avtel Communications. From 1993 to the present, Mr. Flynn has served as a managing member of Aspen Rhodes Capital Corporation, an advisory firm providing merger, financing and strategic consulting to small to mid-sized companies in various industries, whose clients included Westbury Metals Group, Computerrepair.com, Hugeclick.com, US Automotive, Bio Reference Laboratories, Riviera Finance, Segmentz, Inc., Chancellor Leasing Corporation, RT Industries and Private Retreats.

Matthew Young, Secretary, and Director: Mr. Young has been in the transportation industry for the past seven years,, during which time he has served as the director of dispatch for Segmentz, Inc. Mr. Young is also the President of Lightning assembly, a furniture installation company that provides on-site furniture assembly services in the Tampa, St. Petersburg and Orlando, Florida areas, which he founded in 1994.

Dissenters' Rights

Under the provisions of the Nevada Revised Statutes, there is no right for the Company’s stockholders to dissent to the Charter Amendment or the adoption of the Amended By-Laws. In addition, the stockholders of the Company are not entitled to rights of appraisal as a result of the corporate actions

Pursuant to the N.R.S., a stockholder may not challenge the corporate action unless the corporate action is unlawful or fraudulent.

ANNUAL AND QUARTERLY REPORTS; INCORPORATION BY REFERENCE AND WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

EDGAR Filing.net, Inc. is required to file annual, quarterly and special reports, and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document Momentum filed at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of the Company’s SEC filings are also available to the public from the SEC's web site at www.sec.gov.

The SEC allows us to "incorporate by reference" information into this Information Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by the Company with the Securities and Exchange Commission (SEC File Number 000-29449) and contain important information about Momentum and its finances, are incorporated into this Information Statement:

Our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2003, filed with the SEC on April 11, 2004.

Our Quarterly Reports on Form 10-QSB filed for the three-month periods ending June 30, 2004 and March 31, 2004, and the six-month periods ending June 30, 2004 and September 30, 2003 filed on August 22, 2004, May 24, 2004 and November 7, 2003, respectively.

Our Current Report on Form 8-K filed on June 3, 2004.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The Annual Report incorporated by reference into this Information Statement is being delivered to our stockholders along with this Information Statement.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

The stockholders intending to present a proposal to be included in our next annual meeting of stockholders for 2004 must deliver the proposal in writing to our executive offices no later than November 1, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ OTTO BETHLEN

Otto Bethlen, Chief Executive Officer